Mayer Brown LLP

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September 9, 2014

CEF Equipment Holding, L.L.C.
10 Riverview Drive
Danbury, CT 06810

GE TF Trust

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Re:	Asset Backed Notes and SUBI Certificate

Ladies and Gentlemen:

We have advised CEF Equipment Holding, L.L.C., a Delaware limited liability company (the “Company”) and GE TF Trust, a Delaware statutory trust (the “Titling Trust” and, together with the Company, the “Co-Registrants”), with respect to certain federal income tax aspects of the issuance of (i) the Asset-Backed Notes (the “Notes”) which will be issued pursuant to an Indenture, to be dated as of September 17, 2014 and (ii) the Series 2014-1A SUBI Certificate, evidencing a special unit beneficial interest in the Titling Trust (the “Series 2014-1A SUBI Certificate”), which will be issued pursuant to the Amended and Restated Trust Agreement, dated as of April 30, 2012, between GE Capital Title Holding Corp., as settlor and initial beneficiary and Wilmington Trust Company, as UTI trustee, Administrative trustee and Delaware trustee (as amended by the Series 2014-1A SUBI Supplement thereto, dated as of September 17, 2014), as more particularly described in the prospectus, dated September 3, 2014 (the “Base Prospectus”), and the prospectus supplement, dated September 9, 2014 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to such series of Notes and the Series 2014-1A SUBI, each forming a part of the Registration Statement on Form S-3 (File Nos. 333-197074 and 333-197074-01), as filed by the Co-Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective on August 6, 2014 (the “Registration Statement”). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

CEF Equipment Holding, L.L.C.

September 9, 2014

The description of selected federal income tax consequences to holders of the Notes that appears in the Base Prospectus and the Prospectus Supplement under the heading “U.S. Federal Income Tax Consequences” does not purport to discuss all possible income tax ramifications of the proposed issuances, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Co-Registrants and others.

[SIGNATURE PAGE FOLLOWS]

Mayer Brown LLP

CEF Equipment Holding, L.L.C.

September 9, 2014

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP

RN/MM